EXHIBIT 10.2

ADDENDUM TO

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

PAINCARE HOLDINGS, INC.,

PAINCARE ACQUISITION COMPANY IV, INC.,

MEDICAL REHABILITATION SPECIALISTS II, P.A.,

AND

KIRK MAURO, M.D.

ADDENDUM TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This Addendum (the “Addendum”) is made and entered into this 6th day of May, 2003 with respect to that certain MERGER AGREEMENT AND PLAN OF REORGANIZATION (the “Merger Agreement”) entered into on April 17, 2003 (the “Execution Date”) by and among PAINCARE HOLDINGS, INC., a Florida corporation (“PainCare”), PAINCARE ACQUISITION COMPANY IV, INC., a Florida corporation (“Subsidiary”, and together with PainCare, the “Acquiring Companies”), MEDICAL REHABILITATION SPECIALISTS II, P.A., a Florida professional association (the “Company”), and KIRK MAURO, M.D., an individual (the “Shareholder”). PainCare, Subsidiary, the Company and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties of desirous of amending and modifying certain provisions of the Merger Agreement as hereinafetr set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1. Transaction Consideration. Section 3.1(b) of the Merger Agreement shall be deleted in its entirely and its place and stead the following new Section 3.1(b) shall be inserted:

“The initial aggregate transaction consideration that PainCare shall transfer to the Shareholder shall equal Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000), comprised of: (i) the Deposit which shall be applied against the purchase price at Closing; (ii) Six Hundred Thousand and 00/100 Dollars ($600,000) (the “Cash Due At Closing”) which shall be delivered via wire transfer on the Closing Date to a bank account designated by the Shareholder; (iii) a promissory note in the form attached hereto as Exhibit “A” payable to the Shareholder in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000) (the “Purchase Money Note”); plus (iv) One Million One Hundred Thousand (1,100,000) PainCare Shares valued at One Million Three Hundred Seventy Five Thousand and 00/100 Dollars ($1,375,000 or $1.25 per share) (collectively, the “Transaction Consideration”). In addition to the Transaction Consideration, the Shareholder shall be entitled to the Earn-out Payment (if any) subject to the adjustments set forth in Section 3.3 below. At least five (5) days prior to the Closing Date, the Shareholder shall notify PainCare in writing of the bank account to which the Cash Due At Closing shall be wired.”

2. CLOSING. Section 6 of the Merger Agreement shall be deleted in its entirely and its place and stead the following new Section 6 shall be inserted:

“The closing of the Transaction (the “Closing”) shall take place at the offices of PainCare, or via remote location as coordinated by the Parties’ respective counsel within three (3) days of the execution of this Addendum (the “Closing Date”).”

3. Entire Agreement. The Merger Agreement, as modified hereby, supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

4. Counterparts. This Addendum may be executed in counterparts, all of which taken together shall be deemed one original.

5. Effect of Addendum. Except as otherwise provided herein, the terms and conditions of the Merger Agreement shall remain unchanged and are hereby republished in their entirety subject to the modifications set forth herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first above written.

PAINCARE: PAINCARE HOLDINGS, INC., a Florida corporation

By:	/s/ MARK SZPORKA
Print:	Mark Szporka
Its:	CFO

SUBSIDIARY: PAINCARE ACQUISITION COMPANY IV, INc., a Florida corporation

By:	/s/ MARK SZPORKA
Print:	Mark Szporka
Its:	CFO

COMPANY: MEDICAL REHABILITATION SPECIALISTS II, P.A., a Florida professional association

By:	/s/ KIRK MAURO, M.D.
Print:	Kirk Mauro, M.D.
Its:	President

SHAREHOLDER:

/s/ KIRK MAURO, M.D.
Kirk Mauro, M.D.